UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 1, 2016

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

1098 Hamilton Court Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

BioPharmX Corporation, a Delaware corporation (the “Company”), closed its previously announced underwritten public offering on April 1, 2016 in which 3,600,000 shares of common stock and warrants to purchase 1,952,000 shares of common stock were sold to the public at an offering price of $1.195 per share of common stock and $0.01 per warrant, including 152,000 warrants sold pursuant to the partial exercise of the underwriters’ over-allotment option.

The shares of common stock and the warrants were offered and sold to the public pursuant to the Company’s registration statement on Form S-3 (File No. 333-209026), which was declared effective by the Securities and Exchange Commission (the “Commission”) on February 4, 2016, including a base prospectus dated January 19, 2016, and a final prospectus supplement filed with the Commission on March 30, 2016.

On April 1, 2016, the Company issued a press release announcing the closing of the public offering and partial exercise of the underwriters’ over-allotment option. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

99.1	Press release by BioPharmX Corporation dated April 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: April 1, 2016	By:	/s/ James R. Pekarsky
	Name:	James R. Pekarsky
	Title:	Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release by BioPharmX Corporation dated April 1, 2016